Exhibit 10.1

PROMISSORY NOTE AND FOREBEARANCE AGREEMENT

FOR VALUE RECEIVED, the undersigned promises to pay to Gregory J. Wessling (hereinafter “Wessling”), the principal sum of Sixteen Thousand Three Hundred Dollars ($16,300.00) with interest from the date hereof at the rate hereinafter set forth on the unpaid principal balance until paid or until default, both principal and interest payable in lawful money of the United States at address on file for Wessling, or at such other place as the legal holder hereof may designate in writing, as follows:

Interest at the rate of Eight Percent (8%) shall accrue per annum. The principal shall be due and payable on demand, the foregoing notwithstanding, the principal shall be paid in full no later than one (1) year from the date of this Promissory Note and Forbearance Agreement. The accrued interest shall be due and payable yearly on the anniversary dates of this Promissory Note and Forbearance Agreement.
In addition, Wessling has previously executed a Personal Guarantee in favor of Wachovia Bank, N.A. (herein after Wachovia) with regard to indebtedness owed by the undersigned to Wachovia.  Wachovia contends that the Guarantee obligates Wessling up to an amount of $6,625,000.  Wessling contends that the amount of the Guarantee should be no more than one half of a total debt of eight million dollars.  At the inducement of the undersigned, Wessling agrees that he will not contest the claim by Wachovia that he has guaranteed $6,000,000 (he reserves the right to contest that he guaranteed $6,625,000).  In exchange for Wessling’s agreement to not contest the amount of the Guaranty up to $6,000,000, the undersigned agrees that it shall be obligated to Wessling, upon demand, for any amounts above $4,000,000 he has to pay to Wachovia under the Personal Guaranty. The undersigned further agrees to reimburse Wessling for any additional fees to Wachovia Bank, N.A. occurring from this transaction. A failure to honor said demand shall constitute an event of default under the terms of the Security Agreement and a Collateral Assignment Agreement of even date herewith.

This Promissory Note and Forbearance Agreement may be prepaid, in whole or in part, at any time without penalty.

This Promissory Note and Forbearance Agreement is secured by a Security Agreement and a Collateral Assignment Agreement of even date herewith.

In the event of (a) default in the payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten (10) days after written notice to maker, or (b) if a petition in bankruptcy shall be filed by or against the maker, or any endorser or guarantor of this Promissory Note and Forbearance Agreement, which petition is not dismissed within thirty (30) days, or (c) if the maker shall become insolvent, or (d) if a receiver is appointed for the benefit of the creditors of the maker or any endorser or guarantor, or (e) if a corporate maker shall dissolve or terminate its existence, then and in any such event, each of which is deemed an event of default, the holder may, without notice, declare the remainder of the principal sum, together with all interest accrued thereon at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same upon any subsequent event of default. The unpaid principal of this Promissory Note and Forbearance Agreement and any part thereof, accrued interest, and all other sums due under this Promissory Note and Forbearance Agreement, shall bear interest at a rate of Eight Percent (8%) per annum after default until paid.

All persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers, or otherwise, hereby waive presentment, protest, notice of dishonor and acceleration of maturity, and any right to require the owner and holder of this Promissory Note and Forbearance Agreement or any other liabilities, and agree that any extension of time for payment with or without notice shall not affect their joint and several liabilities.

Upon default, the holder of this Promissory Note and Forbearance Agreement may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor, and endorsers of this Promissory Note and Forbearance Agreement hereby agree to pay to the holder reasonable attorneys' fees not exceeding a sum equal to Eight Percent (8%) of the outstanding balance owing on said Promissory Note and Forbearance Agreement, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Promissory Note and Forbearance Agreement and any instrument securing this Promissory Note and Forbearance Agreement shall be cumulative and may be pursued singly, successively, or together against any property or security held by the holder for payment or security in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

This Promissory Note and Forbearance Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the undersigned has affirmed this debt all effective as of this date and has caused this Promissory Note and Forbearance Agreement to be executed in its name by its Chief Financial Officer, all by order of its Board of Directors first duly given, this the 23rd day of January, 2008.

HouseRaising, Inc.

BY:	/s/ Richard A. von Gnechten
Richard A. von Gnechten, Chief Financial Officer